Exhibit 99.1

[Boston Capital REIT Letterhead]

December 14, 2007

Re:  Termination of Boston Capital REIT’s Reinvestment Plan and Share Redemption Plan

To:  Boston Capital REIT Shareholders

                We recently mailed to you a definitive proxy statement, dated November 29, 2007, for a special meeting of stockholders to be held on January 14, 2008 at which the stockholders of Boston Capital Real Estate Investment Trust, Inc. (the “Company”) will vote, in person or by proxy, to approve the merger of the Company with and into BC Acquisition Sub, LLC, an affiliate of BPG Properties, Ltd.  Completion of the proposed merger is subject to (i) shareholder approval at the special meeting of stockholders and (ii) other closing conditions described in the definitive proxy statement and set forth in the merger agreement attached to the definitive proxy statement as Appendix A.

                In connection with the proposed merger, our board of directors has determined that it is in the best interest of the Company to terminate our Amended and Restated Distribution Reinvestment Plan (the “Reinvestment Plan”) and our Amended and Restated Share Repurchase Plan (the “Share Redemption Plan”) subject to and at or just prior to the effective time of the proposed merger.  The Company previously announced the suspension of both the Reinvestment Plan and the Share Redemption Plan in a letter to shareholders dated April 30, 2007, which was also filed with the Securities and Exchange Commission on April 30, 2007.  Shareholders will continue to receive any distributions authorized by our board of directors in cash.

                If you have any questions or if you wish to direct your distributions to a different account, please contact Boston Capital REIT Investor Services at (800) 955-2733.

Sincerely,

/s/ Jeffrey H. Goldstein

Jeffrey H. Goldstein
President, Boston Capital Real Estate Investment Trust, Inc.

Forward-Looking Statements

Certain items in this letter may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the proposed merger of the Company with and into BC Acquisition Sub, LLC (the “Merger”) and the expected timing thereof, the future performance of the apartment communities, and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations and those described in the forward looking statements include, but are not limited to: the (1) failure of closing conditions to be satisfied, including the failure of the Company’s stockholders to approve the Merger; (2) the failure of the other parties (the “Buyer Parties”) to the merger agreement (the “Merger Agreement”) relating to the Merger to obtain the necessary financing arrangements in order to fund the merger consideration; (3) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; (4) the failure of the Merger, or any of its components, to close for any other reason; (5) in the event of default by the Buyer Parties, the $20 million guaranty that their affiliates have provided to secure their obligations may not be collectible or adequate to cover damages or the guarantors may default on their obligations under the guaranty; (6) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger and (7) such other risk factors that are set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”).  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Cautionary Statements

This communication is being made in respect of the proposed Merger involving the Company and the parties to the Merger Agreement. In connection with the proposed Merger, the Company has filed with the SEC on November 29, 2007 a definitive proxy statement.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The proxy statement and other relevant materials and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406 Attention: Amanda Roy.  The definitive proxy statement was mailed to the Company’s stockholders on November 30, 2007.

The Company and its respective directors and executive officers and other members of management may be deemed participants in the solicitation of proxies in respect to the proposed Merger.  You can find information regarding the directors and executive officers of the Company in the proxy statement for the Company’s annual meeting of stockholders filed with the SEC on April 19, 2007.  Updated information regarding the directors and executive officers of the Company can be obtained by reading the proxy statement filed in connection with the Merger.